UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 18, 2022

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2022, the Board of Directors (the “Board”) of Chico’s FAS, Inc. (the “Company”) approved, effective February 21, 2022, an increase in the size of the Company’s Board and appointed, also effective February 21, 2022, Eli M. Kumekpor, 47, as a director to fill the vacancy. Mr. Kumekpor will serve as a director until the 2022 Annual Meeting of Shareholders and will stand for re-election at that meeting. Mr. Kumekpor is not a party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. Mr. Kumekpor will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies as most recently described in the Company’s 2021 Proxy Statement and as updated from time to time. Mr. Kumekpor has not yet been appointed to any Board committees.
On February 21, 2022, the Board accepted Stephen E. Watson’s offer to resign as a director of the Company, effective as of the date of the Company’s 2022 Annual Meeting of Shareholders. Mr. Watson’s offer to resign was submitted pursuant to a requirement of the Company’s Corporate Governance Guidelines that non-management directors who will reach the age of 75 prior to the next annual meeting of shareholders submit a letter of resignation from the Board, subject to Board acceptance. After considering the mix of tenured and newer directors, the Company’s progress on various strategic matters, and the appointment of Mr. Kumekpor, the Company’s Corporate Governance and Nominating Committee recommended to the Board that it accept Mr. Watson’s offer to resign, which the Board approved. Mr. Watson has served on the Board since 2010. The Board greatly appreciates Mr. Watson’s deep commitment, leadership and many contributions to the Board and to the Company’s growth and progress during his years of service.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on February 22, 2022 announcing the appointment of Mr. Kumekpor. A copy of the press release is attached to this Report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated February 22, 2022
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: February 23, 2022	By:
/s/ Patrick J. Guido
Patrick J. Guido, Executive Vice President - Chief Financial Officer